ACCOUNTANTS' CONSENT


The Board of Directors

Fleet Financial Group, Inc.:

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-19425) pertaining to the Fleet Financial Group, Inc. Savings Plan of Fleet Financial Group, Inc. of our report dated June 14, 1994, with respect to the financial statements and schedules of the Fleet Financial Group, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.





                                    								/s/ ERNST & YOUNG


Providence, Rhode Island
June 23, 1994